Exhibit 5

EXECUTION VERSION

EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”), effective as of December 31, 2012, is by and between Tengion, Inc., a Delaware corporation (the “Company”), and the investor identified on Schedule A hereto (the “Warrantholder”). Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement dated as of March 1, 2011, by and among the Company and the purchasers party thereto (the “Securities Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Warrantholder is the sole and exclusive owner of a warrant dated March 4, 2011 exercisable for up to a total of the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) set forth on Schedule A opposite the Warrantholder’s name at an exercise price equal to $28.80 per share, as adjusted from time to time (such warrant, the “Old Warrant”);

WHEREAS, the Company and the Warrantholder, in an effort to clarify certain language under the Old Warrant, desire to make amendments to the Old Warrant reflected in the redline attached hereto as Exhibit A;

WHEREAS, the Company and the Warrantholder desire to effect the exchange of the Old Warrant for an amended and restated warrant in the form attached hereto as Exhibit A-1 (the “Amended and Restated Warrant”), exercisable for up to the number of shares of Common Stock set forth on Schedule A opposite the Warrantholder’s name at an exercise price equal to $1.10 per share, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and the Warrantholder agree that except as highlighted in Exhibit A and incorporated into the Amended and Restated Warrant in Exhibit A-1, all terms, rights and obligations of the Warrantholder and the Company pursuant to the Securities Purchase Agreement, the Old Warrant, the registration rights agreement dated as of March 1, 2011 by and among the Company and the several purchasers signatory thereto (the “Registration Rights Agreement”) and other related agreements to which they are party, shall remain the same, including, to the extent permitted under Rule 144, any tacking periods the Warrantholder is entitled to in connection with the exchange of the Old Warrant for the Amended and Restated Warrant;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements and in reliance upon the undertakings, representations and warranties set forth herein, the parties hereto agree as follows:

ARTICLE 1

EXCHANGE OF WARRANTS

Section 1.1 Exchange of Warrant. Upon the terms and subject to the conditions set forth in this Agreement, the Warrantholder hereby agrees to transfer to the Company, and the Company hereby agrees to acquire from the Warrantholder, on the date hereof (the “Closing Date”) under this Agreement, the Old Warrant, in exchange for which the Company agrees to issue and deliver to the Warrantholder an Amended and Restated Warrant exercisable for up to such number of shares of Common Stock set forth on Schedule A opposite the Warrantholder’s name (the completion of such actions referred to herein as the “Closing”).

Section 1.2 Closing.

(a) On the Closing Date, subject to the terms and conditions contained herein:

(i) The Company shall issue to the Warrantholder the Amended and Restated Warrant, which issuance shall be reflected by the Company’s recordation of such Warrantholder’s ownership of the Amended and Restated Warrant in the ledger of the Company.

(ii) The Warrantholder shall be deemed to have assigned to the Company its rights, title and interests in and to the Old Warrant in exchange for the issuance to the Warrantholder by the Company of the Amended and Restated Warrant, and the Warrantholder shall deliver all original copies of the Old Warrant in its possession to the Company.

(iii) The Company shall, and does hereby, effective on the Closing Date, cancel the Old Warrant assigned to the Company by the Warrantholder, and the Company shall cancel on its register the Old Warrant, and such Old Warrant shall no longer be deemed outstanding and the Warrantholder shall no longer have any rights, title or interests thereto.

(iv) Each party shall deliver such other documents and take such other actions as are reasonably requested by another party or required to consummate the transactions contemplated by this Agreement.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE WARRANTHOLDER

The Warrantholder represents, warrants and covenants to the Company as of the Closing Date as follows:

Section 2.1 Ownership of Old Warrant. The Warrantholder is the beneficial and record owner of the Old Warrant, free and clear of all liens, encumbrances or adverse claims of any kind.

Section 2.2 Organization; Authority. The Warrantholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Warrantholder and performance by the Warrantholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Warrantholder is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Warrantholder. This Agreement and the other documents and agreements being executed in connection with the transactions contemplated hereby and thereby have been duly executed by the Warrantholder, and when delivered by the Warrantholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Warrantholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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Section 2.3 No Conflicts. The execution, delivery and performance by the Warrantholder of this Agreement and the consummation by the Warrantholder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Warrantholder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Warrantholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Warrantholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Warrantholder to perform its obligations hereunder.

Section 2.4 Access to Information. The Warrantholder is informed and sophisticated with respect to the transactions contemplated by this Agreement and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and in connection with any exercise of the Amended and Restated Warrant.

Section 2.5 No Reliance on Company or Company’s Counsel. In evaluating the merits of investing in the Company, the Warrantholder is not relying on the Company or the Company’s counsel for an evaluation of the tax, legal or other consequences of such investment.

Section 2.6 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any federal, state or local governmental authority, or any regulatory body having jurisdiction over the Warrantholder, on the part of the Warrantholder: (a) is required in connection with (i) the execution and delivery of this Agreement and the other documents and agreements being executed in connection with the transactions contemplated hereby and thereby (collectively, the “Related Documents”) to which the Warrantholder is a party, if any, or (ii) the performance by the Warrantholder of his obligations hereunder or thereunder or (b) is a condition to the legality, validity or enforceability of this Agreement or any Related Documents.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Warrantholder as follows:

Section 3.1 Due Organization, Authority, Etc. The Company is a corporation duly organized under the laws of the State of Delaware. The Company has all requisite power and authority (i) to own its properties and to carry on its business as now being conducted and as proposed to be conducted and (ii) to deliver, execute and perform its obligations under this Agreement and the Related Documents to which it is a party.

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Section 3.2 Due Authorization. The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is a party, the issuance of the Amended and Restated Warrants to the Warrantholder as contemplated herein and consummation of the other transactions contemplated by this Agreement and the Related Documents to which it is a party have been duly authorized by all necessary action on the part of the Board of Directors of the Company.

Section 3.3 Legal, Valid and Binding Obligation. This Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Section 3.4 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any federal, state or local governmental authority, or any regulatory body having jurisdiction over the Company, on the part of the Company: (a) is required in connection with (i) the execution and delivery of this Agreement and the Related Documents to which the Company is a party or (ii) the performance by the Company of its obligations hereunder or thereunder or (b) is a condition to the legality, validity or enforceability of this Agreement or any such Related Documents.

Section 3.5 Holding Period. For the purposes of Rule 144, the Company agrees not to take any position contrary to the Warrantholder’s assertion that the holding period of the Old Warrant may be tacked on to the holding period of the Amended and Restated Warrant.

Section 3.6 Registration. The Company acknowledges and agrees that, after giving effect to the transactions contemplated hereby, without any further action by the Warrantholder, the shares of Common Stock issuable upon exercise of the Amended and Restated Warrants will be registered for resale pursuant to that certain Registration Statement File No. 333-173574, and upon exercise of the Amended and Restated Warrant, may be resold pursuant to such Registration Statement without any restrictions or limitations.

Section 3.7 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the organizational documents of the Company or any of the Company’s Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or a Subsidiary, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder.

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ARTICLE 4

CONDITIONS TO CLOSING

Section 4.1 Conditions to Obligations. The respective obligations of the Company and the Warrantholder to consummate the Closing are subject to the satisfaction or waiver of each of the following further conditions:

(a) The representations and warranties of the other parties contained in this Agreement shall be accurate at and as of the Closing.

(b) The documents described in Section 1.2(a) hereof shall have been executed and delivered.

ARTICLE 5

CERTAIN AGREEMENTS OF THE WARRANTHOLDER

Section 5.1 Restrictions on Transfer. To the extent there is any time difference between the Closing Date and the Closing, prior to the Closing, the Warrantholder shall not (i) sell, assign, transfer, exchange, pledge, grant a security or other interest in, or subject to any encumbrance in (including by operation of law) the Old Warrant or any securities issued or issuable upon exercise thereof, (ii) exercise the Old Warrant in whole or in part or (iii) except as provided herein, agree to do any of the foregoing.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Alternative Amended and Restated Warrant. In the event that any holder of Company warrants other than the Warrantholder effects an exchange of an Old Warrant for an amended and restated warrant in a form other than that attached hereto as Exhibit A-1 (an “Alternative Warrant”), the Company shall within ten (10) business days provide the form of the Alternative Warrant to the Warrantholder, and the Warrantholder shall have the option within ten (10) business days to exchange the Amended and Restated Warrant for a warrant in the form of the Alternative Warrant, in which case all references herein to the Amended and Restated Warrant shall be deemed to refer to the Alternative Warrant.

Section 6.2 Termination. In the event that the Closing does not occur on or before ten (10) business days after the date hereof, due to the Company’s or the Warrantholder’s failure to satisfy the conditions set forth in Section 4 hereof (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Old Warrant, as in effect prior to the execution of this Agreement.

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Section 6.3 Independent Nature of Warrantholder’s Obligations and Rights. The obligations of the Warrantholder hereunder is several and not joint with the obligations of any other holder (the “Other Warrantholders” and together with the Warrantholder, the “Warrantholders”) of warrants to purchase Common Stock dated March 4, 2011 (the “Existing Warrants”) or the amended and restated warrants to purchase Common Stock issued, or contemplated to be issued, in exchange for the Existing Warrants, and the Warrantholder shall not be responsible in any way for the performance of the obligations of any Other Warrantholder under any other agreement. Nothing contained herein or in any other agreement, and no action taken by any of the Warrantholders pursuant hereto or thereto, shall be deemed to constitute the Warrantholders as, and the Company acknowledges, and the Warrantholder confirms, that the Warrantholders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrantholders are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any other agreement, and the Company acknowledges, and the Warrantholder confirms, that the Warrantholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company acknowledges and the Warrantholder confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors as it deemed necessary. Each of the Warrantholders shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other agreement, and it shall not be necessary for any Other Warrantholder to be joined as an additional party in any proceeding for such purpose.

Section 6.4 Further Assurances. From time to time and at any time on or after the Closing and without further consideration, each party hereto shall use its reasonable best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 6.5 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver that has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

Section 6.6 Expenses. Unless otherwise agreed upon in writing, each party shall bear its own expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 6.7 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and no party hereto may assign its rights or obligations hereunder without the prior written consent of the other parties. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

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Section 6.8 Integration. This Agreement constitutes the entire agreement among the parties with respect to amending and restating the Old Warrant and supersedes any and all prior or contemporaneous agreements and understandings in connection therewith.

Section 6.9 Amendment. Unless otherwise provided herein, this Agreement may be amended only by an agreement in writing signed by each party hereto.

Section 6.10 Counterparts. This Agreement may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be as effective as delivery of the original thereof.

Section 6.11 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

Section 6.12 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.12 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.12 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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If to the Company:

Tengion, Inc.

3929 Westpoint Boulevard, Suite G

Winston-Salem, NC 27103

Telephone No.: (267) 960-4802

Attention: Brian Davis, Chief Financial Officer and Vice President, Finance

E-mail: brian.davis@tengion.com

With a copy (which will not constitute notice) to:

Ropes & Gray

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Telephone No.: 617.951.7826

Facsimile No.: 617.235.0706

Attention: Marc A. Rubenstein, Esq.

E-mail: marc.rubenstein@ropesgray.com

If to the Warrantholder:

To the address set forth under such Warrantholder’s name on the signature page hereof;

Section 6.13 Governing Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto in accordance herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of law provisions thereof.

Section 6.14 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 18th day of January, 2013.

COMPANY:

TENGION, INC.

By:	/s/ A. Brian Davis
Name: A. Brian Davis
Title: Chief Financial Officer and
Vice President, Finance

THE WARRANTHOLDER:

HealthCap IV BIS, L.P.
By its Sole General Partner, HealthCap IV GP SA, L.L.C.

By:	/s/ Peder Fredrikson
Name: Peder Fredrikson
Title: President

Address:	18, avenue d’Ouchy
1006 Lausanne
Switzerland

Schedule A

Investor	Old Warrant Number of Shares	Amended and Restated Warrant Number of Shares
HealthCap IV Bis L.P.	98,048	2,567,075

EXHIBIT A

REDLINE OF AMENDED AND RESTATED WARRANT AGAINST OLD WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TENGION, INC.

AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK

Warrant No. -	Applicable “Original Issue Date”: March 4, 2011

Amendment and Restatement Date: December , 2012

Tengion, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of -                      shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $~~2.88~~1.10 per share (as adjusted from time to time as provided in Section 9 herein~~,~~ the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on March 4, 2016 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) ~~is one of a series of similar~~ was issued by the Company, pursuant to a Warrant Exchange Agreement, effective as of December        , 2012, by and between the Company and the Holder (the “Exchange Agreement”), after the Holder tendered to the Company the warrants (the “2011 Warrants”) held by such Holder issued pursuant to ~~that certain Securities~~ the Purchase Agreement~~,~~ dated March 1, 2011~~,~~ by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). ~~All such Warrants~~ The Company entered into, or intends to enter into, substantially similar exchange agreements (the “Other Exchange Agreements”) with, and issue substantially similar warrants to purchase Common Stock to, other holders of the 2011 Warrants. This Warrant and the warrants to purchase Common Stock issued pursuant to the Other Exchange Agreement are referred to herein, collectively, as the “Warrants.” Except as modified herein, the terms, rights and obligations of the Holder and the Company under the 2011 Warrants and the Purchase Agreement are intended to remain the same, including, for the avoidance of doubt, the applicable Original Issue Date for the 2011 Warrants which shall remain the same under the Warrants.

1. ~~1.~~ Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement or the Exchange Agreement.

2. ~~2.~~ Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. ~~3.~~ Registration of Transfers. Subject to the restrictions on transfer set forth in Section 4.1 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is either (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c) and (d) of the Purchase Agreement or (B) a not a U.S. Person within the meaning of Regulation S under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (e) and (f) of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. ~~4.~~ Exercise and Duration of Warrants.

(a) ~~(a)~~ All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b) ~~(b)~~ The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed (the date of the delivery of such Exercise Notice (as determined in accordance with the notice provisions hereof), an “Exercise Date”), and the Holder shall pay the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below) not later than two (2) Trading Days after the relevant Exercise Date, but in any event, before the issuance of the Warrant Shares. The delivery by (or on behalf of) the Holder of the Exercise Notice and the payment of the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 3.2(b), (c) and (d) of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. ~~5.~~ Delivery of Warrant Shares.

(a) ~~(a)~~ Upon exercise of this Warrant, the Company shall promptly (but in no event (i) later than three (3) Trading Days after the Exercise Date or (ii) prior to the receipt of the Exercise Price) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

(b) ~~(b)~~ If by the close of the third (3rd) Trading Day after delivery of an Exercise Notice and the payment of the aggregate exercise price in any manner permitted by Section 10 of this Warrant, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares or effect an electronic delivery of the Warrant Shares to the Holder’s account at DTC in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate or effect such electronic delivery (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

(c) ~~(c)~~ To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. ~~6.~~ Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. ~~7.~~ Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. ~~8.~~ Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or traded.

9. ~~9.~~ Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) ~~(a)~~ Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) ~~(b)~~ Pro Rata Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided however that this Section 9(b) shall not apply in connection with any Fundamental Transactions.

(c) ~~(c)~~ Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c)

shall similarly apply to subsequent transactions of a type analogous to a Fundamental Transaction. Notwithstanding the foregoing, in the event ~~(i)~~ of a Fundamental Transaction ~~or (ii) the Common Stock is no longer listed on any of the New York Stock Exchange, the NYSE Alternext (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or any other national securities exchange, which failure to be listed is not the result of a transaction approved by the Company’s stockholders (a “ Delisting “)~~, then at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction ~~or Delisting~~, (y) the consummation of any Fundamental Transaction ~~or Delisting~~ and (z) the Holder first becoming aware of any Fundamental Transaction ~~or Delisting~~ through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction ~~or Delisting~~ by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction ~~or Delisting~~), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction ~~or Delisting~~. Any Holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration. For purposes hereof, “Black Scholes Value” means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets (“Bloomberg”) determined as of the day immediately following the public announcement of the applicable Fundamental Transaction ~~or Delisting~~ and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request ~~and~~, (ii) an expected volatility equal to the greater of (A) one hundred percent (100%), (B) the thirty (30) day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the announcement of the Fundamental Transaction or ~~Delisting or~~ (C) the arithmetic average of the 10, 30 and 50 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the announcement of the Fundamental Transaction ~~or Delisting~~., (iii) an underlying price per share equal to the Closing Sale Price (as defined below) of the Company’s shares on its Principal Trading Market immediately prior to the closing of the Fundamental Transaction, and (iv) a zero cost of borrow.

(d) ~~(d)~~ Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) ~~(e)~~ Subsequent Equity Sales.

(i) ~~(i)~~ Except as provided in paragraph (e)(iii) of this Section 9, if and whenever the Company shall issue or sell, or is, in accordance with any of paragraphs (e)(ii)(1) through (e)(ii)(7) of this Section 9, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price = (A x B) + D

                                                                 A+C

where

“A” equals the number of shares of Common Stock outstanding immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price immediately prior to such Trigger Issuance.

For purposes of this paragraph (e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this paragraph (e), other than Excluded Issuances (as defined in paragraph (e)(iii) of this Section 9).

(ii) ~~(ii)~~ For purposes of this paragraph (e), the following paragraphs (e)(ii)(1) to (e)(ii)(7) shall also be applicable:

(1) ~~(1)~~ Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) ~~(2)~~ Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of paragraph (e). No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(3) ~~(3)~~ Change in Option Price or Conversion Rate. If the purchase price provided for in any Option referred to in paragraph (e)(ii)(1) of this Section 9, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (e)(ii)(1) or (e)(ii)(2), or the rate at which Convertible Securities referred to in paragraphs (e)(ii)(1) or (e)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at such time shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4) ~~(4)~~ Stock Dividends. Subject to the provisions of this paragraph (e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) ~~(5)~~ Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration ~~as~~, which shall be determined ~~in good faith by the Board of Directors of~~ by a third party appraiser that is selected by the Company and is reasonably acceptable to the holders of a majority of the shares of Common Stock issuable upon, exercise of the Warrants. In case any Options shall be issued in connection with the issue and sale of other securities of the Company~~,~~ (such issuances together ~~comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto~~,, the “Issuance”), (x) such Options shall be deemed to have been issued for ~~such~~ the “Option Consideration ~~as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection there with, other Options or Convertible Securities (the “Additional Rights”) arc issued, then the~~ Value,” which as used herein means the lesser of (i) the Option Value (as defined below) of all such Options and (ii) 25% of the total amount of cash consideration ~~received or~~ actually and deemed ~~to be~~ received by the Company ~~shall bo reduced by the fair market value of the Additional Rights (as determined using the Black Soholes Option Pricing Model or another method mutually agreed to by the Company and the Holder)~~in connection with the Issuance (including, for the avoidance of doubt, cash consideration receivable by the Company upon exercise of such Options), and (y) other securities issued or sold in such transaction shall be deemed to have been issued or sold for the greater of $0 or the difference between (I) the aggregate consideration received by the Company less any consideration paid by the Company to the holder of the other securities in connection with the issuance of the other securities and pursuant to terms of the other securities of the Company, and (II) the Option Consideration Value of such Options. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the ~~fair mafket~~ Option Value ~~of the Additional Rights~~. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the ~~fair market value of the Additional Rights~~ Option Value resulting from the application of the methodology described in the definitim of Option Value below, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder. If either or both of the issuance of the Options or the other securities in the Issuance is determined to be a Trigger Issuance, then, notwithstanding anything to the contrary herein, for purposes of determination of the reduced Exercise Price pursuant to Section 9(e)(i) as a result of the Issuance: “C” shall equal the total number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Issuance, and “D” shall equal the aggregate consideration, if any, received or deemed to be received by the Company upon such Issuance less the Option Consideration Value calculated pursuant to clause (x) of this paragraph. As used herein, “Option Value” means the value of an Option based on the Black Scholes Option Pricing model obtained, from the “OV” function on Bloomberg determined using the following inputs: (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii), an expected volatility equal to the lesser of 70% and the 30 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the Closing Sale Price of the Company’s shares on its Principal Trading Market on the Trading Day immediately prior to the date such Options are publicly announced and if not publicly announced then on the Trading Day immediately prior to the date such Options are issued and (iv) a zero cost of borrow.

(6) ~~(6)~~ Record Date, In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) ~~(7)~~ Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this paragraph (e).

(iii) ~~(iii)~~ Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock ~~or Common Stock Equivalents~~ , Options or Convertible Securities issued by the Company prior to the date ~~here of (but not including any amendments to such instrumonts),~~ of the execution of the Exchange Agreement (the “Subscription Date”), including, without limitation, the notes, warrants, options and other rights previously issued by the Company in connection with the purchase agreement dated October 2, 2012 and other related agreements entered into by the Company and certain investors (the “2012 Financing”), including the option provided to participants of the 2012 Financing to purchase an additional $20 million of securities prior to June 30, 2013 (the “Call Option”), and all notes, warrants, options and rights issuable in connection with and relating to such Call Option as contemplated by the 2012 Financing; provided that (A) resets or adjustments to the purchase price, conversion price or exercise price of any securities issued or issuable under the terms of the 2012 Financing, including with respect to securities issued or issuable under the Call Option, solely in connection with the registration of such securities with the Securities, and Exchange Commission or the commencement of the Rule 144 Period as contemplated under the terms of the 2012 Financing, shall, notwithstanding any provision in this Warrant, including under this Section 9(e)(iii), result in a proportional adjustment to the applicable Exercise Price under this Warrant (for example, if at the time of registering securities issuable either under the warrants issued in connection with the 2012 Financing or under the warrants issued pursuant to the Call Option, or the commencement of the Rule 144 Period with respect to securities issued in connection with, the 2012 Financing or Call Option, the exercise price of such securities is reduced by 25%, then the Exercise Price of the Warrants shall also be reduced by 25%) and (B) any other reset or adjustment, whether by amendment, modification or change to any terms of the 2012 Financing or the Call Option, or otherwise, to the purchase price, conversion price or exercise price of any securities issued or issuable under the terms of the 2012 Financing, including with respect to the Call Option, or any increase in the amount of securities issuable pursuant to the Call Option, will, notwithstanding the provisions of this Section 9(iii), result in an adjustment to the Exercise Price and to the number of Warrant Shares pursuant to the terms of Sections 9(i), 9(ii) and 9(iv) hereof to the extent of such reset, adjustment or increase; (ii) the grant of options, warrants, Common Stock or other ~~Common Stock Equivalents~~ Options or Convertible Securities (but not including any amendments to such instruments) under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, (iii) the issuance of securities in connection with a Strategic Transaction, or (iv) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 9 (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues shares of Common Stock to a Person that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders. ~~Upon adjustment of the Exorcise Price other than pursuant to Section 9(a) , such Exercise Price shall not be reduced to less than S2.70, the closing consolidated bid price of the Company’s common stock on the Principal Trading Market as of the date of the Purchase Agreement, without obtaining stockholder approval in accordance with the applicable rules of the Company’s Principal Trading Market.~~

(iv) ~~(iv)~~ Trading Market Limitation. Upon any adjustment to the Exercise Price pursuant to paragraph (e)(i) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 9 of this Warrant. Notwithstanding any other provisions in this Section 9 to the contrary, if a reduction in the Exercise Price pursuant to paragraph (e)(i) of this Section 9 would require the Company to obtain stockholder approval ~~of the transactions contemplated by the Purchase Agreement~~ pursuant to the applicable rules of the Company’s Principal Trading Market and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment.

(f) ~~(f)~~ Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(g) ~~(g)~~ Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) ~~(h)~~ Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall file with the Commission (as defined in the Purchase Agreement) a Current Report on Form 8-K at least one (1) Trading Day prior to giving such notice, which Current Report shall include the contents of such notice.

10. ~~10.~~ Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or, in its sole discretion, through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A)]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg ~~Financial Markets~~) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg ~~Financial Markets~~, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg ~~Financial Markets~~, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg ~~Financial Markets~~, or, if no last trade price is reported for such security by Bloomberg ~~Financial Markets~~, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11. ~~11.~~ Limitations on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the ~~Securities~~ Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants.

12. ~~12.~~ No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. ~~13.~~ Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two (2) Trading Days’ prior notice to the other Persons in accordance with this Section 13.

14. ~~14.~~ Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. ~~15.~~ Miscellaneous.

(a) ~~(a)~~ No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends (other than dividends payable pursuant to Section 9(b) hereof) or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) ~~(b)~~ Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(i) ~~(ii)~~ Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) ~~(e)~~ Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) ~~(d)~~ Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder or its successor and assign.

(e) ~~(e)~~ Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) ~~(f)~~ Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) ~~(g)~~ Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) ~~(h)~~ Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i) Dispute Resolution. In the case of a dispute as to an arithmetic or valuation determination of the Exercise Price, the Closing Sale Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via facsimile (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares (as the case may be) within five (5) Business Days of such disputed determination or calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, upon receipt of approval of the then-current holders of a majority of shares of Common Stock issuable upon exercise of the Warrants, within five (5) Business Days submit via facsimile (a) the disputed arithmetic or valuation determination of the Exercise Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank jointly selected by the Company and the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause, at the evenly shared expense of the Company and the disputing Holder, the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TENGIQN, INC.

~~TENGION, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by Tengion, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase            Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ ~~☐~~ Cash Exercise

☐ ~~☐~~ “Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $             in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      (the “Transferee”) the right represented by the within Warrant to purchase                      shares of Common Stock of Tengion, Inc. (the “Company”) to which the within Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)	the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT A-1

CLEAN VERSION OF AMENDED AND RESTATED WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TENGION, INC.

AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK

Warrant No.	Applicable “Original Issue Date”: March 4, 2011

Amendment and Restatement Date: December , 2012

Tengion, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of                      shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $1.10 per share (as adjusted from time to time as provided in Section 9 herein the “Exercise Price”) , at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on March 4, 2016 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant) was issued by the Company, pursuant to a Warrant Exchange Agreement, effective as of December    , 2012, by and between the Company and the Holder (the “Exchange Agreement”), after the Holder tendered to the Company the warrants (the “2011 Warrants”) held by such Holder issued pursuant to the Purchase Agreement dated March 1, 2011 by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). The Company entered into, or intends to enter into, substantially similar exchange agreements (the “Other Exchange Agreements”) with, and issue substantially similar warrants to purchase Common Stock to, other holders of the 2011 Warrants. This Warrant and the warrants to purchase Common Stock issued pursuant to the Other Exchange Agreement are referred to herein, collectively, as the “Warrants.” Except as modified herein, the terms, rights and obligations of the Holder and the Company under the 2011 Warrants and the Purchase Agreement are intended to remain the same, including, for the avoidance of doubt, the applicable Original Issue Date for the 2011 Warrants which shall remain the same under the Warrants.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement or the Exchange Agreement.

2. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to the restrictions on transfer set forth in Section 4.1 of the Purchase Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is either (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (c) and (d) of the Purchase Agreement or (B) a not a U.S. Person within the meaning of Regulation S under the Securities Act and making the representations and certifications set forth in Sections 3.2(b), (e) and (f) of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

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(b) The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed (the date of the delivery of such Exercise Notice (as determined in accordance with the notice provisions hereof), an “Exercise Date”), and the Holder shall pay the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below) not later than two (2) Trading Days after the relevant Exercise Date, but in any event, before the issuance of the Warrant Shares. The delivery by (or on behalf of) the Holder of the Exercise Notice and the payment of the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 3.2(b), (c) and (d) of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event (i) later than three (3) Trading Days after the Exercise Date or (ii) prior to the receipt of the Exercise Price) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

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(b) If by the close of the third (3rd) Trading Day after delivery of an Exercise Notice and the payment of the aggregate exercise price in any manner permitted by Section 10 of this Warrant, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares or effect an electronic delivery of the Warrant Shares to the Holder’s account at DTC in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate or effect such electronic delivery (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

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8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or traded.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided however that this Section 9(b) shall not apply in connection with any Fundamental Transactions.

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(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting securities of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions of a type analogous to a Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, then at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. Any Holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration. For purposes hereof, “Black Scholes Value” means the value of the Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets (“Bloomberg”) determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of (A) one hundred percent (100%), (B) the thirty (30) day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the announcement of the Fundamental Transaction or (C) the arithmetic average of the 10, 30 and 50 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the announcement of the Fundamental Transaction, (iii) an underlying price per share equal to the Closing Sale Price (as defined below) of the Company’s shares on its Principal Trading Market immediately prior to the closing of the Fundamental Transaction and (iv) a zero cost of borrow.

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(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Subsequent Equity Sales.

(i) Except as provided in paragraph (e)(iii) of this Section 9, if and whenever the Company shall issue or sell, or is, in accordance with any of paragraphs (e)(ii)(l) through (e)(ii)(7) of this Section 9, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price = (A x B) + D

A+C

where

“A” equals the number of shares of Common Stock outstanding immediately preceding such Trigger Issuance;

“B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price immediately prior to such Trigger Issuance.

For purposes of this paragraph (e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this paragraph (e), other than Excluded Issuances (as defined in paragraph (e)(iii) of this Section 9).

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(ii) For purposes of this paragraph (e), the following paragraphs (e)(ii)(l) to (e)(ii)(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in paragraph (e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of paragraph (e). No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

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(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option referred to in paragraph (e)(ii)(l) of this Section 9, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (e)(ii)(l) or (e)(ii)(2), or the rate at which Convertible Securities referred to in paragraphs (e)(ii)(l) or (e)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at such time shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4) Stock Dividends. Subject to the provisions of this paragraph (e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, which shall be determined by a third party appraiser that is selected by the Company and is reasonably acceptable to the holders of a majority of the shares of Common Stock issuable upon exercise of the Warrants. In case any Options shall be issued in connection with the issue and sale of other securities of the Company (such issuances together, the “Issuance”), (x) such Options shall be deemed to have been issued for the “Option Consideration Value,” which as used herein means the lesser of (i) the Option Value (as defined below) of all such Options and (ii) 25% of the total amount of cash consideration actually and deemed received by the Company in connection with the Issuance (including, for the avoidance of doubt, cash consideration receivable by the Company upon exercise of such Options), and (y) other securities issued or sold in such transaction shall be deemed to have been issued or sold for the greater of $0 or the difference between (I) the aggregate consideration received by the Company less any consideration paid by the Company to the holder of the other securities in connection with the issuance of the other securities and pursuant to terms of the other securities of the Company, and (II) the Option Consideration Value of such Options. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the Option Value. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the Option Value resulting from the application of the methodology described in the definition of Option Value below, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder. If either or both of the issuance of the Options or the other securities in the Issuance is determined to be a Trigger Issuance, then, notwithstanding anything to the contrary herein, for purposes of determination of the reduced Exercise Price pursuant to Section 9(e)(i) as a result of the Issuance: “C” shall equal the total number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Issuance, and “D” shall equal the aggregate consideration, if any, received or deemed to be received by the Company upon such Issuance less the Option Consideration Value calculated pursuant to clause (x) of this paragraph. As used herein, “Option Value” means the value of an Option based on the Black Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined using the following inputs: (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the lesser of 70% and the 30 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the Closing Sale Price of the Company’s shares on its Principal Trading Market on the Trading Day immediately prior to the date such Options are publicly announced and if not publicly announced then on the Trading Day immediately prior to the date such Options are issued and (iv) a zero cost of borrow.

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(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this paragraph (e).

(iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock, Options or Convertible Securities issued by the Company prior to the date of the execution of the Exchange Agreement (the “Subscription Date”), including, without limitation, the notes, warrants, options and other rights previously issued by the Company in connection with the purchase agreement dated October 2, 2012 and other related agreements entered into by the Company and certain investors (the “2012 Financing”), including the option provided to participants of the 2012 Financing to purchase an additional $20 million of securities prior to June 30, 2013 (the “Call Option”), and all notes, warrants, options and rights issuable in connection with and relating to such Call Option as contemplated by the 2012 Financing; provided that (A) resets or adjustments to the purchase price, conversion price or exercise price of any securities issued or issuable under the terms of the 2012 Financing, including with respect to securities issued or issuable under the Call Option, solely in connection with the registration of such securities with the Securities and Exchange Commission or the commencement of the Rule 144 Period as contemplated under the terms of the 2012 Financing, shall, notwithstanding any provision in this Warrant, including under this Section 9(e)(iii), result in a proportional adjustment to the applicable Exercise Price under this Warrant (for example, if at the time of registering securities issuable either under the warrants issued in connection with the 2012 Financing or under the warrants issued pursuant to the Call Option, or the commencement of the Rule 144 Period with respect to securities issued in connection with the 2012 Financing or Call Option, the exercise price of such securities is reduced by 25%, then the Exercise Price of the Warrants shall also be reduced by 25%) and (B) any other reset or adjustment, whether by amendment, modification or change to any terms of the 2012 Financing or the Call Option, or otherwise, to the purchase price, conversion price or exercise price of any securities issued or issuable under the terms of the 2012 Financing, including with respect to the Call Option, or any increase in the amount of securities issuable pursuant to the Call Option, will, notwithstanding the provisions of this Section 9(iii), result in an adjustment to the Exercise Price and to the number of Warrant Shares pursuant to the terms of Sections 9(i), 9(ii) and 9(iv) hereof to the extent of such reset, adjustment or increase; (ii) the grant of options, warrants, Common Stock or other Options or Convertible Securities (but not including any amendments to such instruments) under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, (iii) the issuance of securities in connection with a Strategic Transaction, or (iv) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 9 (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues shares of Common Stock to a Person that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities or (y) issuances to lenders.

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(iv) Trading Market Limitation. Upon any adjustment to the Exercise Price pursuant to paragraph (e)(i) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 9 of this Warrant. Notwithstanding any other provisions in this Section 9 to the contrary, if a reduction in the Exercise Price pursuant to paragraph (e)(i) of this Section 9 would require the Company to obtain stockholder approval pursuant to the applicable rules of the Company’s Principal Trading Market and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Exercise Price adjustment.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

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(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall file with the Commission (as defined in the Purchase Agreement) a Current Report on Form 8-K at least one (1) Trading Day prior to giving such notice, which Current Report shall include the contents of such notice.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or, in its sole discretion, through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11. Limitations on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

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13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two (2) Trading Days’ prior notice to the other Persons in accordance with this Section 13.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends (other than dividends payable pursuant to Section 9(b) hereof) or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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(i) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and in Section 4.1 of the Purchase Agreement, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder or its successor and assign.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant

(i) Dispute Resolution. In the case of a dispute as to an arithmetic or valuation determination of the Exercise Price, the Closing Sale Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via facsimile (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares (as the case may be) within five (5) Business Days of such disputed determination or calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, upon receipt of approval of the then-current holders of a majority of shares of Common Stock issuable upon exercise of the Warrants, within five (5) Business Days submit via facsimile (a) the disputed arithmetic or valuation determination of the Exercise Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank jointly selected by the Company and the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause, at the evenly shared expense of the Company and the disputing Holder, the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TENGION, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by Tengion, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise

“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $         in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      (the “Transferee”) the right represented by the within Warrant to purchase              shares of Common Stock of Tengion, Inc. (the “Company”) to which the within Warrant relates and appoints                      attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)	the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: